February 26, 2014

Mr. Bryan Bedford
Chairman & CEO
Chautauqua Airlines, Inc.
8909 Purdue Road
Suite 300
Indianapolis, IN 46268

Fifth Amendment (this “Fifth Amendment”) to the Capacity Purchase Agreement
Gentlemen:
As you are aware, Chautauqua Airlines, Inc. (“Contractor”) and Republic Airways Holdings, Inc. (“Parent”) and United Airlines, Inc. (“United”), are each parties to a Capacity Purchase Agreement dated as of July 21, 2006, as previously amended by the parties (as amended, the “CPA”). Capitalized terms not defined herein shall be defined as provided in the CPA.
United and Contractor each desire to amend the CPA as follows, such amendments to be effective as of the date hereof:

1.
Contractor and United mutually agree to accelerate the end date of the CPA by four (4) months and accordingly hereby amend the Scheduled Exit Dates for all Covered Aircraft as set forth on the attached revised Schedule 1. The revised Schedule 1 attached to this Fifth Amendment shall replace in its entirety the Schedule 1 attached to the CPA (such that all references to Schedule 1 in the CPA, as amended hereby, shall be deemed to refer to the revised Schedule 1 attached to this Fifth Amendment).

i.
Pursuant to the second subsection (d) of Section 8.03 (Termination at End of Term), each Covered Aircraft shall be withdrawn from the capacity purchase provisions of this CPA on the exit date set forth for such Covered Aircraft on Schedule 1, as amended hereto, and without a Wind-Down Period.

2.
For the avoidance of doubt, all charges payable by United shall cease as of April 1, 2014, the date of the end of the Term of the CPA, provided that any provision of the CPA which contemplates performance or observance subsequent to any termination or expiration of this CPA shall survive the termination or expiration of this CPA and continue in full force and effect, including, but not limited to the reconciliation provision set forth in Section 3.06(b) of the CPA.

Except as specifically amended or modified hereby, the CPA shall remain in effect as written. This Fifth Amendment may be signed in counterparts. If Contractor is in agreement with the above, please indicate its agreement by having an authorized representative sign below in the space provided and return a signed copy of this Fifth Amendment to the undersigned at the address above.

Very truly yours,
UNITED AIRLINES, INC.

By:    /s/John Gebo
Title:    SVP of Financial Planning & Analysis
Agreed:        CHAUTAUQUA AIRLINES, INC.

By:    /s/Timothy P. Dooley
Title:    EVP, Chief Financial Officer

Agreed:        REPUBLIC AIRWAYS HOLDINGS INC.

By:    /s/Timothy P. Dooley
Title:    EVP, Chief Financial Officer

SCHEDULE 1
Covered Aircraft & Delivery Schedule

Number(1)	Aircraft Type(2)	Tail Number (3)	MSN (3)	Scheduled Delivery Date	Scheduled Exit Date	Rent Per Month (4)
1.	ERJ145	N285SK	145435	June 1, 2012	April 1, 2014	$60,000
2.	ERJ145	N291SK	145486	June 1, 2012	April 1, 2014	$60,000
3.	ERJ145	N277SK	145355	June 1, 2012	April 1, 2014	$60,000
4.	ERJ145	N275SK	145345	June 1, 2012	April 1, 2014	$60,000
5.	ERJ145	N286SK	145443	June 1, 2012	April 1, 2014	$60,000
6.	ERJ145	N289SK	145463	June 1, 2012	April 1, 2014	$60,000
7.	ERJ145	N287SK	145460	June 7, 2012	April 1, 2014	$60,000
8.	ERJ145	N279SK	145379	June 7, 2012	April 1, 2014	$60,000
9.	ERJ145	N265SK	145226	July 1, 2012	April 1, 2014	$60,000
10.	ERJ145	N267SK	145268	July 1, 2012	April 1, 2014	$60,000
11.	ERJ145	N268SK	145270	August 28, 2012	April 1, 2014	$60,000
12.	ERJ145	N284SK	145427	August 28, 2012	April 1, 2014	$60,000

(1)
Notwithstanding anything in Section 2.01(e) of this Agreement to the contrary, at such time as there are fewer than 15 Covered Aircraft, then no Covered Aircraft hereunder shall be designated as a Spare Aircraft, and during such time when there is no Spare Aircraft, if any Covered Aircraft is out of service for any scheduled heavy maintenance check and if Contractor shall have given United at least 120 days advance written notice of such scheduled heavy maintenance check, then United shall (at United’s option) either (x) reduce its schedule by one line of flight for the duration of such scheduled heavy maintenance check or (y) if Contractor has an ERJ145 Aircraft available, purchase the capacity of such available aircraft for the duration of such scheduled heavy maintenance check (it being understood that such available aircraft shall be deemed a Covered Aircraft for all purposes of this Agreement for the duration of such scheduled heavy maintenance check, and that United shall pay rent for such aircraft during the period of such use at the same rate ($60,000 monthly) as for other Covered Aircraft hereunder).

(2)	None of the ERJ Aircraft specified will have stairs, but instead shall be equipped with the plug door modification.

(3)
Contractor may, without interrupting United’s scheduled service for the Covered Aircraft, substitute other ERJ145 aircraft in its fleet as Covered Aircraft subject to the terms of this Agreement, and shall otherwise comply with the requirements of this Agreement as to such replacement aircraft including, but not limited to, Section 2.04; the parties shall update this Schedule 1 upon such replacement.

(4)	The rent per month shall be $60,000, subject to change in accordance with Section 10.19 of this Agreement.